BearingPoint

NEWS RELEASE

Exhibit 99.1

BearingPoint, Inc. Announces Closing of $400 Million Offering of

Convertible Subordinated Debentures

McLean, VA, December 22, 2004—BearingPoint, Inc. (NYSE: BE) announced today that it has completed its previously announced $400 million offering of Convertible Subordinated Debentures. The offering consisted of $225 million aggregate principal amount of 2.50% Series A Convertible Subordinated Debentures due December 15, 2024 and $175 million aggregate principal amount of 2.75% Series B Convertible Subordinated Debentures due December 15, 2024. The Convertible Subordinated Debentures were sold to qualified institutional buyers in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from the offering to repay the Company’s existing $220 million aggregate principal amount of Senior Notes and to repay the entire outstanding balance of approximately $135 million under its existing revolving credit facility. The remaining proceeds will be used for general corporate purposes.

The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures or any other securities.

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE) is one of the world’s largest business consulting, systems integration and managed services firms serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.BearingPoint.com.

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This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements include, but are not limited to, statements regarding the following: whether our cost

Business and Systems Aligned. Business Empowered.

NEWS RELEASE

saving initiatives and restructuring actions will allow us to improve our financial performance going forward and our ability to position the Company to conform to the current global economic environment. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward- looking statements for many reasons, including: any continuation of the global economic downturn and challenging economic conditions; the business decisions of our clients regarding the use of our services; the timing of projects and their termination; the availability of surety bonds, letters of credit or bank guarantees supporting client engagements, the impact of rating agency actions, the availability of talented professionals to provide our services; the pace of technological change; the strength of our joint marketing relationships; the actions of our competitors; unexpected difficulties associated with the Company’s asset acquisitions, group hires and the acquisition of BearingPoint GmbH, including rationalization of assets and personnel and managing or integrating these acquisitions of assets, personnel or businesses; changes in spending policies or budget priorities of the U.S. Government, particularly the Department of Defense, in light of the large U.S. budget deficit; and our inability to use losses in some of our foreign subsidiaries to offset earnings in the U.S. In addition, these statements could be affected by domestic and international economic and political conditions. For a more detailed discussion of these factors, see Item 7.01 and Item 9.01 to our Current Report on Form 8-K, dated December 16, 2004, and Exhibit 99.1 in our Report on Form 10-Q for the quarter ended September 30, 2004.

For Media: John Schneidawind BearingPoint, Inc. john.schneidawind@bearingpoint.com (703) 747-5853	For Investors: Deborah Mandeville BearingPoint, Inc. debbie.mandeville@bearingpoint.com (508) 549-5207

BearingPoint